EXHIBIT 16



April 17, 2003

Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Microtek Medical Holdings, Inc.'s Form 8-K dated April 17, 2003 and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP
Altanta, Georgia




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